UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2004

VALERO L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-16417	74-2956831
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Valero Place		78212
San Antonio, Texas		Zip Code
(Address of principal executive offices)

Registrant's telephone number, including area code: (210) 370-2000

_________________

Item 7.	Financial Statements and Exhibits.

(c)	Exhibit

99.1	Presentation by Valero L.P. (the "Partnership") March 2, 2004.

Item 9.  Regulation FD Disclosure.

The Partnership is furnishing herewith certain data being presented to analysts and investors on March 2, 2004, at the RBC Capital Markets 2004 Master Limited Partnership Investor Conference. The presentation is set forth in Exhibit 99.1 hereto and incorporated by reference herein. The exhibit is not filed but is furnished pursuant to Regulation FD.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO L.P. By: Riverwalk Logistics, L.P. its general partner

By: Valero GP, LLC its general partner

Date: March 2, 2004	By: /s/Bradley C. Barron Name: Bradley C. Barron Title: Corporate Secretary

EXHIBIT INDEX

Number	Exhibit
99.1	Presentation by Valero L.P. (the "Partnership") on March 2, 2004.

Exhibit 99.1